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                                   EXHIBIT j.

                    Consent of Independent Public Accountants
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-02381 for The Hartford Mutual Funds, Inc. (consisting of The Hartford Global Health Fund, The Hartford Global Technology Fund, The Hartford Small Company Fund, The Hartford Capital Appreciation Fund, The Hartford MidCap Fund, The Hartford International Opportunities Fund, The Hartford Global Leaders Fund, The Hartford Stock Fund, The Hartford Growth and Income Fund, The Hartford Dividend and Growth Fund, The Hartford Advisers Fund, The Hartford High Yield Fund, The Hartford Bond Income Strategy Fund and The Hartford Money Market Fund) on Form N-1A.


                                                     /s/ Arthur Andersen LLP



Hartford, Connecticut
February 16, 2001